EXHIBIT 99.1

Earth Science Tech, Inc. (ETST) Issues Directive Industry Classification Update to SIC 2834; Formally Identifies as Pharmaceutical Entity Since 2022

MIAMI, FL – January 6, 2026 – Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company, is issuing a formal directive to all financial data providers, news aggregators, and brokerage platforms to reconcile their databases with the Company’s established pharmaceutical operations.

Following a fundamental strategic pivot initiated in 2022, the Company has fully transitioned away from legacy industries and is now operating within the healthcare and pharmaceutical sectors. This directive serves as notice to all data desks to remove any outdated industry tags—specifically those related to CBD or cannabis—and replace them with the Company’s official SEC-registered classification.

NOTICE TO FINANCIAL DATA PROVIDERS & AGGREGATORS Per the Company’s active SEC filings (CIK 0001538495) and the recent FINRA regulatory reset, all platforms are directed to immediately update their databases to reflect the following:

●	Company Name: Earth Science Tech, Inc.
●	Symbol: ETST
●	SEC CIK: 0001538495
●	Primary SIC Code: 2834 (Pharmaceutical Preparations)
●	Primary Sector: Healthcare

“The recent clearance of our 15c-211 was the final regulatory step in establishing ETST as a transparent, fully compliant pharmaceutical entity,” stated Giorgio R. Saumat, CEO and Chairman of the Board of ETST. “Despite this milestone and our official SEC classification of SIC 2834 that has been in place since 2022, many legacy databases still erroneously tag ETST as a CBD firm. We are now aggressively moving to ensure the market sees the accurate, pharmaceutical-focused identity of our company.”

Operational Pillar Alignment:

●	Pharmaceutical Compounding: Through RxCompoundStore.com and Mister Meds, ETST manufactures specialized medications, falling strictly under the SIC 2834 scope.

●	Telemedicine Infrastructure: Through Peaks Curative and DOConsultations, the Company manages the clinical delivery of these pharmaceutical products.

ETST is proactively engaging with major data desks—including Bloomberg, Morningstar, and S&P Global—to ensure this regulatory milestone triggers a permanent update to all downstream financial websites.

About Earth Science Tech, Inc.

Earth Science Tech, Inc. operates as a strategic holding company, focused on value creation through the acquisition, operational optimization, and management of its operating businesses. The Company’s current operations include compounding pharmaceuticals, telemedicine and real estate development through its wholly owned subsidiaries: RxCompoundStore.com, LLC, Peaks Curative, LLC, Avenvi, LLC, Mister Meds, LLC (“Mister Meds”), and Earth Science Foundation, Inc., Las Villas Health Care, Inc., DOConsultations, LLC., and an 80% interest in MagneChef.

To learn more, please visit: www.EarthScienceTech.com

RxCompoundStore.com, LLC.

RxCompoundStore.Com, based in Miami, Florida, is a fully licensed compounding pharmacy authorized to fulfill prescriptions in the following states and territories: Arizona, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Maine, Maryland, Minnesota, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, Utah, Wisconsin and Puerto Rico. RxCompound is actively pursuing licensure in the remaining U.S. states.

To learn more please visit: www.RxCompoundStore.com

MisterMeds, LLC.

Mister Meds, acquired on October 1, 2024, is in Abilene, Texas. The pharmacy received full compounding licensure in March 2025. It operates out of a 5,000 sq. ft. facility owned by Avenvi and includes advanced sterile compounding capabilities with both positive and negative pressure environments, as well as hazardous drug handling. Mister Meds is currently applying for licensure in states not yet serviced by RxCompound.

To learn more please visit: www.mistermeds.com

Peaks Curative, LLC.

Peaks is a telemedicine referral platform offering asynchronous consultations for Peaks-branded compounded medications prepared at RxCompound and Mister Meds. The platform operates in states where either pharmacy is licensed. Through the development of its own healthcare provider network, MyOnlineConsultation.com, and ongoing licensure expansion for both pharmacies, Peaks aims to offer services nationwide. In addition, the company has recently expanded into the veterinary market through the acquisition of Zoolzy.com.

To learn more please visit: www.PeaksCurative.com

Las Villas Health Care, Inc.

Las Villas is a brick-and-mortar healthcare facility dedicated to the Spanish speaking community. Our expert-led services include advanced sexual health treatments, and customized solutions to enhance physical performance. We combine compassionate, personalized care with clear, trustworthy education—empowering you to take control of your health with confidence.

To learn more please visit: https://villashealth.com

Doconsultation.com, LLC.

Doconsultation was born with a passion to modernize the availability and delivery of home therapies. DOConsultations providers tailor a medication plan around your health and wellness goals and follow up with our patients to ensure results, while our partner pharmacies conveniently ship directly to your door.

To learn more please visit: https://doconsultations.com/

Avenvi, LLC.

Avenvi is a diversified real estate company engaged in development, asset management, and financing. With a growing portfolio of real estate holdings, Avenvi provides turnkey solutions from development to end-user financing. It also manages investment activities for ETST and oversees the Company’s ongoing $10 million share repurchase program.

To learn more please visit: www.avenvi.com

MagneChef

MagneChef is a direct-to-consumer retail brand. Utilizing its patents and intellectual properties, the company aims to develop new products that can be marketed and sold online. Currently, the company has developed products for cooking. MagneChef is in the process of expanding its product line for new offerings that incorporate its intellectual property.

To learn more please visit: https://magnechef.com/

About Earth Science Foundation, Inc.

Earth Science Foundation Inc. a 501(c)(3) nonprofit organization incorporated on February 11, 2019, is the charitable arm of ETST. ESF accepts grants and donations to assist individuals who need financial support for prescription costs at both RxCompound and Mister Meds.

SAFE HARBOR ACT: Forward-Looking Statements. Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com